                                                                  Exhibit (p)1.3




                       AQR CAPITAL MANAGEMENT, LLC ("AQR")


                              AMENDED AND RESTATED
                          REGULATORY COMPLIANCE MANUAL



--------------------------------------------------------------------------------

THIS MANUAL IS THE PROPERTY OF AQR CAPITAL MANAGEMENT, LLC (THE "COMPANY") AND MUST BE RETURNED TO THE COMPANY SHOULD AN EMPLOYEE'S ASSOCIATION WITH THE COMPANY TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES.

--------------------------------------------------------------------------------




                                  Janaury 2001

                               TABLE OF CONTENTS

I.     INTRODUCTION...........................................................................................  I-1

A.     Investment Adviser As Fiduciary........................................................................  I-1
       -------------------------------
      1.          The Company.................................................................................  I-1
      2.          The Company's Employees.....................................................................  I-1

B.     Enforcement of Fiduciary Duty..........................................................................  I-2
       -----------------------------

C.     Compliance Manual......................................................................................  I-2
       -----------------

D.     Compliance Officer.....................................................................................  I-2
       ------------------


II.    INSIDER INFORMATION AND PERSONAL TRADING POLICIES......................................................  II-1

A.     In General.............................................................................................  II-1
       -----------

B.     Definitions............................................................................................  II-1
       ------------
      1.          Employees...................................................................................  II-1
      2.          Material Non-Public Information.............................................................  II-1
      3.          When Information Has Become Public..........................................................  II-2

C.     Confidentiality of Inside Information..................................................................  II-2
       --------------------------------------

D.     Trading by Employees...................................................................................  II-2
       ---------------------

E.     Trading Accounts of Employees..........................................................................  II-2
       ------------------------------

F.     Restricted Transactions................................................................................  II-3
       ------------------------

G.     Prohibition Against Front-Running......................................................................  II-4
       ----------------------------------



III.   MARKETING ACTIVITIES...................................................................................  III-1

A.     Anti-Fraud Restrictions on Advertising.................................................................  III-1
       --------------------------------------
      1.          In General..................................................................................  III-1
      2.          Restricted Terms............................................................................  III-2

B.     Use of Performance Data in Advertisements..............................................................  III-2
       -----------------------------------------
      1.          Model and Actual Results....................................................................  III-2
      2.          For Model Results...........................................................................  III-3
      3.          For Actual Results..........................................................................  III-3

      4.          Recordkeeping Requirements..................................................................  III-3

C.     Deduction of Advisory Fees in Advertised Results.......................................................  III-3
       ------------------------------------------------
      1.          Use of Model Fees...........................................................................  III-4
      2.          Exception for One-on-One Presentations. ....................................................  III-4

D.     Solicitors and Referral Fees...........................................................................  III-4
       ----------------------------
      1.          Rule 206(4)-3...............................................................................  III-4
      2.          Affiliated Solicitors.......................................................................  III-5
      3.          Unaffiliated Solicitors.....................................................................  III-5

E.     Compliance Procedures For Marketing Activities.........................................................  III-5
       ----------------------------------------------
      1.          Advertising.................................................................................  III-5
      2.          Solicitors..................................................................................  III-5



IV.    ADVISORY CONTRACTS.....................................................................................  IV-1

A.     Contract Terms.........................................................................................  IV-1
       --------------
      1.          No Assignment Without Consent...............................................................  IV-1
      2.          Termination of Agreements...................................................................  IV-1
      3.          Other Terms.................................................................................  IV-1

B.     Compliance Procedures For Advisory Contracts...........................................................  IV-1
       --------------------------------------------



V.     ADVISORY FEES..........................................................................................  V-1

A.     In General.............................................................................................  V-1
       ----------
      1.          Anti-Fraud Restrictions.....................................................................  V-1
      2.          Prepaid Fees................................................................................  V-1

B.     Performance Fees.......................................................................................  V-1
       ----------------
      1.          General Prohibition.........................................................................  V-1
      2.          Exceptions to Prohibition...................................................................  V-2
      3.          Compliance Procedure Regarding Performance Fees.............................................  V-4

C.     Dual Fees..............................................................................................  V-4
       ----------
      1.          In General..................................................................................  V-4
      2.          Compliance Procedure Regarding Dual Fees....................................................  V-4


VI.    RENDERING OF ADVISORY SERVICES.........................................................................  VI-1

A.     Disclosure on Form ADV of Persons Rendering Advisory Services..........................................  VI-1
       -------------------------------------------------------------
      1.          Generally...................................................................................  VI-1
      2.          Compliance Procedures.......................................................................  VI-1

B.     Affiliated Brokers; Cross Trading & Principal Transactions.............................................  VI-1
       ----------------------------------------------------------
      1.          Affiliated Brokers..........................................................................  VI-1
      2.          "Cross-Trading."............................................................................  VI-2
      3.          Compliance Procedures.......................................................................  VI-2

C.     Brokerage and Use of Soft Dollars......................................................................  VI-2
       ----------------------------------



VII.   COMMUNICATIONS WITH CLIENTS; PROHIBITED COMMUNICATIONS WITH AND ABOUT CLIENTS..........................  VII-1

A.     The Form ADV Brochure Rule.............................................................................  VII-1
       --------------------------
      1.          In General..................................................................................  VII-1
      2.          Initial Delivery............................................................................  VII-1
      3.          Annual Delivery.............................................................................  VII-1
      4.          Books and Records Requirement...............................................................  VII-2

B.     Disclosure of Financial Condition and Disciplinary Events..............................................  VII-2
       ---------------------------------------------------------
      1.          In General..................................................................................  VII-2
      2.          Financial Condition.........................................................................  VII-2
      3.          Disciplinary Events.........................................................................  VII-2
      4.          Manner and Timing of Disclosure.............................................................  VII-3

C.     Disclosure of Conflicts of Interest....................................................................  VII-4
       -----------------------------------
      1.          In General..................................................................................  VII-4
      2.          Reporting of and Consent for Outside Activities.............................................  VII-4

D.     Prohibited Communications..............................................................................  VII-4
       --------------------------
      1.          With Clients................................................................................  VII-4
      2.          About Clients or the Company................................................................  VII-5



VIII.  BOOKS AND RECORDS; REPORTING OBLIGATIONS...............................................................  VIII-1

A.     Rule 204-2............................................................................................   VIII-1
       ----------
      1.          Required Records............................................................................  VIII-1
      2.          Period and Place of Retention of Records....................................................  VIII-3


IX.    INDEX OF DEFINITIONS...................................................................................  IX-1

ANNEX A - EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM      A-I
introduction

         Investment Adviser As Fiduciary.

                  The Company.

         AQR Capital Management, LLC (referred to herein as the "Company") is a registered investment adviser under the federal Investment Advisers Act of 1940 (the "Advisers Act"). Section 206 of the Advisers Act makes it unlawful for the Company to engage in fraudulent, deceptive or manipulative conduct. In addition to these specific prohibitions, the Supreme Court of the United States has held that Section 206 imposes a fiduciary duty on investment advisers.

         As a fiduciary, the Company owes its clients more than honesty and good faith alone. The Company has an affirmative duty to act solely in the best interests of its clients and to make full and fair disclosure of all material facts, particularly where the Company's interests may conflict with those of its clients.

         Pursuant to this duty, the Company must at all times act in its clients' best interests, and the Company's conduct will be measured against a higher standard of conduct than that used for mere commercial transactions. Among the specific obligations that the Securities and Exchange Commission (the "SEC") has indicated flow from an adviser's fiduciary duty are:

                           A duty to have a reasonable, independent basis for
                                   its investment advice;

                           A duty to obtain best execution for clients'
                                   securities transactions where the adviser is in a position to direct brokerage transactions;

                           A duty to ensure that its investment advice is
                                   suitable to the client's objectives, needs and circumstances;

                           A duty to refrain from effecting personal securities
                                   transactions inconsistent with client
                                   interests; and

                           A duty to be loyal to clients.

                  The Company's Employees.

         Each of the Company's employees owes the same fiduciary responsibilities to the Company's clients as set forth above. This Manual is designed to set forth rules of conduct to be followed by employees to ensure that they adhere to these fiduciary responsibilities and to enable the Compliance Officer to monitor employee activities so that the Company best meets its fiduciary responsibilities.

         Enforcement of Fiduciary Duty.

         The Company has adopted the procedures set forth in this Manual to ensure that the Company and its employees fulfill its fiduciary obligations to its clients. Every employee is responsible for understanding and complying with the rules and procedures set forth in this Manual. Each employee shall at least annually sign a written statement in the form of Annex A hereto acknowledging his or her receipt and understanding of and agreement to abide by, the policies described in this Manual, and certifying that he or she has reported all personal securities transactions.

         Compliance Manual.

         This Manual has been prepared for the employees of the Company. This Manual is not comprehensive and does not purport to address all compliance issues that might arise as the result of the advisory activities of the Company. Similarly, the treatment of those issues that are discussed in this Manual is not exhaustive. This Manual is intended merely to summarize the principal legal issues involved as a result of the Company's status as a registered investment adviser and to establish rules and procedures applicable to all employees of the Company. For purposes of this Manual, the term "employees" also includes officers and managers of the Company.

         Every employee who participates in or has responsibility in connection with the Company's advisory activities will be provided a copy of this Manual. This Manual is intended to be revised or supplemented from time to time. It is the responsibility of the holder to see that his/her copy is up-to-date by inserting new material as instructed.

Employees with questions not answered by this Manual should contact Bradley Asness, the Company's Compliance Officer or, in his absence, David Kabiller.

FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS MANUAL, CONSTITUTES A BREACH OF AN EMPLOYEE'S OBLIGATION TO CONDUCT HIMSELF IN ACCORDANCE WITH THE COMPANY'S POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW. APPROPRIATE REMEDIAL ACTION BY THE COMPANY MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES, OR SUSPENSION OR TERMINATION OF EMPLOYMENT.

         Compliance Officer.

         The Compliance Officer shall be responsible for ensuring that the Company and its employees meet their fiduciary responsibilities to clients. The Compliance Officer is responsible for the general administration of the policies and procedures set forth in this Manual. The Compliance Officer shall review all reports submitted pursuant to this Manual, answer questions regarding the policies and procedures set forth in the Manual, update this Manual as required from time to time, and arrange for appropriate records to be maintained, including copies of all reports submitted under this Manual.

         The Compliance Officer shall investigate any possible violations of the policies and procedures set forth in this Manual to determine whether sanctions should be imposed, including, inter alia, a letter of censure or suspension or termination of employment of the violator, or such other course of action as may be appropriate.

INSIDER INFORMATION AND PERSONAL TRADING POLICIES

         In General.

         Investment advisers often may have access to material information that has not been publicly disseminated. Federal and state securities laws prohibit any purchase or sale of securities on the basis of material non-public information which was improperly obtained, or where it was obtained under circumstances contemplating that it would not be used for personal gain, and in certain other circumstances. In addition, "tipping" of others about such information is prohibited. The persons covered by these restrictions are not only "insiders" of publicly traded companies, but also any other person who, under certain circumstances, learns of material non-public information about a company, such as attorneys, accountants, consultants or bank lending officers.

Violation of these restrictions has severe consequences for both the Company and its employees. Trading on inside information or communicating inside information to others is punishable by imprisonment of up to ten years and a criminal fine of up to $1,000,000. In addition, employers may be subjected to liability for insider trading or tipping by employees. Broker-dealers and investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

         In view of these provisions, the Company has adopted the general policy that an employee may not trade in securities of any company about which the employee possesses material, non-public information nor "tip" others about such information. The policies and procedures set forth below are intended to implement this general policy.

         Definitions.

                  Employees.

The policies and procedures set forth in this Section II apply to all employees. For purposes of this Section II, all references to employees herein include spouses, family members and others living in their households, business partners and any other person who might receive material information from any of such persons.

                  Material Non-Public Information.

Material non-public information includes any information not publicly available which, if disclosed to the public, could be expected to affect the market price for the Company's securities or affect a reasonable investor's decision to invest. There are several categories of information that are particularly market-sensitive and therefore clearly qualify as material. Examples of material information include: business combinations such as mergers or joint ventures; changes in financial results; changes in dividend policy; changes in earnings estimates; significant litigation exposure; new product or service announcements; plans for a recapitalization; repurchase of shares or other reorganization; and similar matters.

                  When Information Has Become Public.

         Inside information is generally not deemed to have become public until such information has been publicized through a press release or other official announcement sufficient to provide the investing public a reasonable opportunity to evaluate the information. The issue of what constitutes a "reasonable opportunity to value the information" is a question of fact and circumstances that will need to be determined on a case by case basis. Any such determination will be made by the Compliance Officer in consultation with legal counsel. No inside information in the possession of any employee of the Company will be deemed to have become public prior to the Compliance Officer's determination.

         Confidentiality of Inside Information.

         Employment at the Company may from time to time expose employees to material non-public information regarding companies in which accounts managed by the Company ("Client Accounts") hold an investment. Such information is to be considered as strictly confidential by all employees, and employees shall take all appropriate steps to preserve the confidentiality of such information. For example, employees should restrict access to files or computer records containing confidential information, should never leave confidential documents in unattended rooms and should never copy confidential documents for their personal use.

         Trading by Employees.

         Employees are strictly prohibited from trading on behalf of their personal accounts or any Client Account on the basis of any inside information. All employees are strictly prohibited from trading for their personal accounts on the basis of information obtained as the result of their employment with the Company or disclosing such information to third parties. If you have any questions regarding a specific transaction that you are contemplating, please contact the Compliance Officer who, if necessary will obtain advice from the Company's legal counsel regarding the transaction.

         Trading Accounts of Employees.

         The Company's policy is that employees must notify the Compliance Officer prior to opening a securities or commodities account. For the purposes of this Manual, an employee's accounts include any account owned by an employee, any account owned by his or her family (including a spouse, minor child or grandchild, parent or other person living in the same household), any account in which the employee has a beneficial or pecuniary interest (such as a corporation, partnership, trust or estate in which the employee has an interest), any account over which the employee exercises discretionary trading control (such as an IRA or other custodian account) and any account from which the employee receives directly or indirectly a performance related fee. Accounts of relatives who do not reside with the employee generally need not be included. However, patterns of transactions in such account that appear to be in circumvention of this policy may be considered a violation of this policy.

         Each employee is required to obtain permission from the Compliance Officer prior to effecting any transaction through such employee's securities or commodities account, other than one involving government securities or shares of a registered, open-end investment company. In addition, the employee shall arrange for duplicate copies of all trade confirmations and all statements relating to each such account to be sent to the Compliance Officer at least once each month. Annually, each employee is required to certify to the Compliance Officer that he has reported all transactions in all accounts which the employee owns or in which the employee has a direct or indirect beneficial interest as described above.

         Each employee is similarly obligated to report to the Compliance Officer (at least once a month, followed by annual certification as to completeness) any private securities transactions which are not carried out through brokerage accounts.

         Prior to arranging a personal loan with a financial institution which will be collateralized by securities, an employee must obtain the approval of the Compliance Officer. If the loan is approved, the employee must supply the Compliance Officer with a memorandum containing the name of the financial institution, identifying the security used as collateral, and describing the purpose of the loan.

                           The date of transaction, the title and the number of
                                   shares, the principal amount of each
                                   security, and a description of any other interest involved;

                           The nature of the transaction (i.e., purchase, sale
                                   or any other type of acquisition or
                                   disposition);

                           The price at which the transaction was effected; and

                           The name of the broker, dealer or bank with or
                                   through whom the transaction was effected.

         Restricted Transactions.

         Certain transactions in which the Company engages may require, for either business or legal reasons, that accounts of any Client Account or other personal accounts of employees do not trade in the subject securities for specified time periods. A security will be designated as "restricted" if the Company is involved in a transaction which places limits on the aggregate position held by the accounts in that security. No employee may engage in any trading activity with respect to a security while it is designated as restricted. As Compliance Officer, Bradley Asness, (or in his absence, David Kabiller) will determine which securities are restricted, and they will deny permission to effect transactions in such securities. In addition, they will inform the Company's Senior Trader, Brian Hurst, of the securities designated as restricted, and the Senior Trader will not be authorized to transmit any orders with respect to such securities.

Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities. An employee will not be permitted to initiate a new position for an account in a restricted security.

If an employee has an open position which is due to expire during the restricted period, he may replace that position; however, he may not increase the position.

         Prohibition Against Front-Running.

         The Company has established a policy that its employees shall not execute a transaction in a security for an account in which an employee has a beneficial interest or exercises investment discretion if an order for a Client Account or the Company's proprietary account for the same security, same way, at the same price (whether limit or market order) remains unexecuted. Each employee is prohibited from buying or selling an option while in possession of non-public information concerning a block transaction in the underlying stock, or buying or selling an underlying security while in possession of non-public information concerning a block transaction in an option covering that security (the "inter-market front running"), for an account in which the Company or such employee has an interest or with respect to which the Company or such employee exercise investment discretion. This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index. "Block transaction" means a transaction involving 10,000 shares or more of an underlying security or options covering 10,000 shares or more of such security. In the case of a thinly traded security, fewer than 10,000 shares may constitute a block transaction.

MARKETING ACTIVITIES

         Anti-Fraud Restrictions on Advertising.

                  In General.

         Section 206 of the Advisers Act prohibits the Company from engaging in any fraudulent, deceptive or manipulative activities. Section 206(4) gives the SEC rulemaking authority to define such activities and prescribe reasonable means to prevent them. Pursuant to this authority, the SEC has adopted Rule 206(4)-1 which defines certain advertising practices to be a violation of
Section 206.

         Rule 206(4)-1 prohibits the Company and its employees from publishing, circulating or distributing any advertisement:

                           which refers, directly or indirectly, to any
                                   testimonial of any kind concerning the
                                   Company or concerning any advice, analysis, report or other service rendered by the Company; or

                           which refers, directly or indirectly, to past
                                   specific recommendations of the Company which were or would have been profitable to any person; provided, however, that this shall not prohibit an advertisement which sets out or offers to furnish a list of all recommendations made by the Company within the immediately preceding period of not less than one year in accordance with SEC Rule 206(4)-1; or

                           which represents, directly or indirectly, that any
                                   graph, chart, formula or other device being offered can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them; or which represents, directly or indirectly, that any graph, chart, formula or other device being offered will assist any person in making his own decisions as to which securities to buy or sell, or when to buy or sell them, without prominently disclosing in such advertisement the limitations thereof and the difficulties with respect to its use; or

                           which contains any statement to the effect that any
                                   report, analysis, or other service will be furnished free or without charge, unless such report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation, directly or indirectly; or

                           which contains any untrue statement of a material
                                   fact, or which is otherwise false or
                                   misleading.

         For these purposes, the term "advertisement" includes any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, that offers: (a) any analysis, report or publication concerning securities or that is to be used in making any determination as to when to buy or sell any security or as to which security to buy or sell; (b) any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security or as to which security to buy or sell; or (c) any other investment advisory services with regard to securities.

                  Restricted Terms.

                           Government Recommendation.

No employee may represent or imply that the Company or such employee has been sponsored, recommended or approved or that its or his or her abilities or qualifications have been passed upon by the federal government. An employee may state that the Company is registered under federal law as an investment adviser.

                           Use of "R.I.A.", "RIA" or "Investment Counsel"

No employee may use the term "registered investment adviser" or "RIA" after his or her name or after the Company's name in any marketing materials. Nor may any employee use the term "investment counsel".

         Use of Performance Data in Advertisements.

         Perhaps the most important form of advertisement for the Company is a letter or report describing the Company's performance that is sent to existing or potential clients. Any performance data distributed by the Company and its employees is subject to the provisions of Rule 206(4)-1.

         The staff of the SEC has taken the position that performance reports are consistent with Rule 206(4)-1, so long as the information contained in the reports is not false or misleading. The staff has said that information concerning performance is misleading if it implies something about the possibilities of a prospective client having an investment experience similar to that which the performance data suggests was enjoyed by the adviser's clients, or the adviser's competence when there are additional facts which the provider of the information knows or ought to know, which if also provided, would imply different results from those suggested by the information provided. In addition, the staff has said generally that whether or not any communication is or is not misleading will depend on all of the particular facts including (1) the form as well as the content of a communication, (2) the implications or inferences arising out of the context of the communication and (3) the sophistication of the prospective client.

         In order to ensure compliance with Rule 206(4)-1, the Company has adopted the following rules concerning performance advertisements:

                  Model and Actual Results.

Advertisements may refer to model or actual performance results provided the following rules are adhered to:

                           The advertisement must disclose the effect of
                                   material market or economic conditions on the results portrayed;

                           The advertisement must reflect the deduction of
                                   advisory fees, brokerage commissions and other expenses that a client would have paid;

                           The advertisement must disclose whether and to what
                                   extent the results portrayed include the reinvestment of dividends and other earnings;

                           The advertisement must not suggest potential profits
                                   without also disclosing the possibility of loss;

                           If the advertisement compares results to an index, it
                                   must also disclose all material factors
                                   relevant to any comparison; and

                           The advertisement must disclose any material
                                   conditions, objectives, or investment
                                   strategies used to obtain the performance advertised.

                  For Model Results.

All advertisements containing model performance results, must adhere to the following additional practices:

                           The advertisement must disclose prominently the
                                   limitations inherent in model results;

                           The advertisement must disclose, if applicable,
                                   material changes in the conditions,
                                   objectives, or investment strategies of the model portfolio during the period portrayed and, if so, the effect thereof;

                           The advertisement must disclose, if applicable, that
                                   some of the securities or strategies
                                   reflected in the model portfolio do not
                                   relate, or relate only partially, to the services currently offered by the Company; and

                           The advertisement must disclose, if applicable, that
                                   the Company's clients actually had investment results that were materially different from those portrayed in the model.

                  For Actual Results.

In connection with the use of actual performance results, if performance results are only for a selected group of clients, the advertisement must disclose the basis on which selection was made and the effect of this practice on the results portrayed (if material).

                  Recordkeeping Requirements.

The Company must keep all performance advertisements and all documents necessary to form the basis for that performance information. The required supporting documents must be maintained for not less than five years from the end of the fiscal year in which the advertisement was last published or otherwise disseminated, the first two years of which in the Company's main office.

         Deduction of Advisory Fees in Advertised Results.

As stated above, the SEC believes that an advertisement is misleading if it includes performance that fails to reflect the deduction of advisory fees.

                  Use of Model Fees.

The Company may distribute advertisements that illustrate model performance results. As stated above, these advertisements must reflect the deduction of advisory fees. The model fee which the Company should deduct in these types of advertisements should be equal to the highest fee charged to any account employing the model strategy during the performance period.

                  Exception for One-on-One Presentations.

The Company is permitted to include performance data in advertisements without the deduction of its advisory fees provided such advertisements are limited to one-on-one presentations to wealthy clients, such as wealthy individuals, pension funds, universities and other institutions. In addition, the Company must provide at the same time to these clients the following additional disclosures:

                           Disclosure that the performance results do not
                                   reflect the deduction of investment advisory fees;

                           Disclosure that the client's return will be reduced
                                   by the advisory fees and other expenses it may incur as a client;

                           Disclosure that the Company's advisory fees are
                                   described in Part II to its Form ADV; and

                           A representative example (in the form of a
                                    table, chart, graph or narrative) showing the effect of compounded advisory fees, over a period of years, on the value of the client's portfolio.

         Solicitors and Referral Fees.

         Rule 206(4)-3.

         The Company may engage employees or third parties to obtain new investment advisory clients. Rule 206(4)-3 under the Advisers Act permits the Company to pay a cash fee to a person soliciting clients for the Company so long as:

                           the solicitor is not subject to court order or
                                   administrative sanction and has not been convicted within the past ten years of certain felonies or misdemeanors;

                           the fee is paid pursuant to a written agreement to
                                   which the Company is a party; and

                           certain disclosures are made to the potential client.

         The type of disclosure required to be given depends on whether or not the solicitor is affiliated with the Company.

         Rule 206(4)-3 deals only with the question of paying solicitation fees under only the Advisers Act. Payment by the Company of a solicitation fee in connection with a client that is an employee benefit plan subject to ERISA, for example, may be prohibited under ERISA, even if the payment is made in accordance with Rule 206(4)-3.

                  Affiliated Solicitors.

If the solicitor is affiliated with the Company (e.g., a officer, director or employee of the Company or a partner, officer, director or employee of an entity that controls, is controlled by, or is under common control with the Company), the solicitor must disclose the nature of this relationship to prospective clients at the time of the solicitation, but no disclosure about the specific terms of the solicitation arrangement is required.

                  Unaffiliated Solicitors.

         If the solicitor is not affiliated with the Company, the written agreement must describe the solicitation activities to be undertaken and must require the solicitor to provide the prospective client at the time of the solicitation with:

                           a copy of Part II to the Company's Form ADV; and


                           a copy of a separate disclosure statement describing
                                   the affiliation between the Company and the solicitor, the terms of the solicitors' compensation and whether and how the fee charged the client by the Company is different from fees paid by clients with respect to which the Company paid no solicitation fees.

         Further, the solicitor must receive from the client and provide to the Company, a signed and dated Acknowledgement Form stating that the client has received such disclosures.

         Compliance Procedures For Marketing Activities.

                  Advertising.

                           Form Must Be Approved.

Each item of advertising and sales literature shall be approved by signature or initial, prior to use, by the Compliance Officer. Once approved, employees MUST forward to the Compliance Officer, as soon as practicable, a copy of each advertisement or solicitation letter written to a client. Each employee should, of course, also maintain a file of his or her own customer correspondence.

                           File Must Be Maintained.

Copies of all promotional material along with a record of the person who prepared it and the review and approval of the Compliance Officer must be maintained for a period of three years from the date of the last use. Supporting documentation must also be kept to demonstrate the calculation of performance results or hypothetical results contained in any promotional material.

                           Substantiation Of Performance Data.

Records supporting the entire measuring period of an advertised performance figure must be kept.

                  Solicitors.

         No referral fees may be offered to any solicitor or paid by the Company without prior written approval of the Compliance Officer. With respect to unaffiliated solicitors, the Compliance Officer will take steps to ensure that the solicitor has complied with the terms of the written solicitation agreement.

ADVISORY CONTRACTS

         Contract Terms.

                  No Assignment Without Consent.

         Under the Advisers Act, the Company may not assign an advisory contract without the client's consent. The definition of "assignment" contained in the Advisers Act is quite broad and would be deemed to occur, for example, as a result of a transfer of a controlling block of securities of either an investment adviser, or of the adviser's parent company.

         In recognition of the fact that this broad definition encompasses many types of transactions that while technically an assignment, do not in fact alter the actual control or management of an adviser, the Commission adopted Rule 202(a)(1)-1, which deems transactions that do not result in a change of actual control or management of the adviser not to be an assignment under the Advisers Act. Neither the Advisers Act nor the rules thereunder specifies the manner in which an adviser must obtain client consent to an assignment of an advisory contract. However, the SEC staff has in the past taken the position that if an adviser notifies a client in writing of an assignment and advises the client that the assignment will take place if the client does not object within a reasonable time period, such as 60 days, the client's silence may be treated as appropriate consent.

                  Termination of Agreements.

The Company's advisory contracts generally contain provisions that govern when an advisory contract may terminate. The Company is required to return any pre-paid advisory fees subject to the deduction for fees for services rendered.

                  Other Terms.

The Advisers Act prohibits any contract or other provision that purports to waive compliance with the Advisers Act or rules thereunder.

         Compliance Procedures For Advisory Contracts.

While the Advisers Act does not expressly require that advisory contracts between the Company and its clients be in writing, as a matter of good business practice, the Company requires that all of its advisory contracts with clients be in writing. The Compliance Officer is responsible for ensuring that all advisory clients complete the appropriate advisory contract.

advisory fees

         In General.

Except for performance fees, the Advisers Act does not specifically address or explicitly regulate the types or amount of advisory fees the Company may charge clients for its advisory services. Rather, the Advisers Act regulatory scheme relies primarily on disclosure to address the appropriate level of fees and the SEC requires that an adviser, as a fiduciary, make full and fair disclosure to clients about the fees it charges.

                  Anti-Fraud Restrictions.

                           Described.

The SEC believes that an adviser may violate the Advisers Act's anti-fraud provisions if it charges a fee for services that is substantially higher than that fee normally charged for similar services by other advisers (considering such factors as the size of the account and the nature of the advisory services ) without also disclosing that the client may obtain these services elsewhere at a lower cost. For traditional management services, this disclosure is generally required where an adviser's fees are 3% or more of assets under management. In addition, in some states, an adviser that charges an unreasonable fee is considered engaging in an unethical business practice.

                           Compliance Procedure.

No employee may enter into an advisory contract with a client that provides for advisory fees different from the Company's standard advisory fees without prior written approval of the Compliance Officer.

                  Prepaid Fees.

                           Described.

If an adviser receives its fees in advance (i.e.,, prepaid fees), the SEC requires that the client must receive a pro rata refund of the prepaid fees, less reasonable startup expenses, if the contract is prematurely terminated. However, if the adviser provides only impersonal services and has disclosed the no-refund policy to clients, it may retain any prepaid fees.

                           Compliance Procedure.

If a client terminates an advisory contract, it is the Company's policy to return to such client any pre-paid advisory fee, pro-rated for the days in which advisory services were rendered. Any reduction for reasonable startup expenses may be made only with the prior written approval of the Compliance Officer.

         Performance Fees.

                  General Prohibition.

         Section 205(a)(1) of the Advisers Act generally prohibits the Company from entering into an investment advisory agreement with a client that calls for the Company to receive an "incentive" or "performance" fee. In general, an incentive or performance fee is defined as a fee providing for compensation on the basis of a share of capital gains upon, or capital appreciation of, the client's funds or any portion of the client's funds.

                  Exceptions to Prohibition.

         The prohibition against performance fees contained in Section 205(a)(1) does not apply to the following:

                           advisory contracts with persons who are not residents
                                   of the United States.

                           advisory contracts with "private investment
                                   companies" relying on the exception from investment company registration provided by
                                   Section 3(c)(7) of the Investment Company Act (i.e., a private investment company selling its securities only to "qualified purchasers" and not making a public offering).

         In addition to these exceptions, Rule 205-3 under the Advisers Act provides that the Company may enter into performance fee arrangements with certain sophisticated clients. At the present time, under Rule 205-3, the Company may enter into performance fee arrangements with sophisticated clients so long as certain conditions are met. Amendments to Rule 205-3 were recently approved and will go in effect as of August 20, 1998. These amendments eliminated many of the conditions of Rule 205-3. However, until August 20, 1998, the Company may enter into a contract with a client providing for a performance fee only if each of the following four conditions is met:

                  1.       Either

                           a. the client, after entering into the contract, has at least $500,000 under the Company's management; or

         b. the Company reasonably believes, immediately prior to entering into the contract, that the client has a net worth (which, in the case of a natural person, may include assets held jointly by the client with his or her spouse) in excess of $1,000,000.

                  2.       The Company's compensation with respect to the

         performance of any securities over a given period is based on a formula that:

                           a. includes in the case of marketable securities the realized capital losses and unrealized capital depreciation of the securities over the period;

                           b.      includes in the case of illiquid securities
                  (i) the realized capital losses of the securities over the period, and (ii) if the unrealized capital appreciation of the securities over the period is included in calculating the fee, the unrealized capital depreciation of the securities over the period; and

                           c. provides that any compensation paid to the Company is based on the gains less the losses in the client's account for a period of not less than one year.

                  3. The Company discloses to the client, or to the client's "independent agent," prior to entering into the contract, all material information concerning the proposed advisory arrangement, including at least the following:

                           a. that the performance fee arrangement may create an
                  incentive for the Company to make investments that are riskier or more speculative than would be the case in the absence of the performance fee;

                           b. if applicable, that the Company may receive
                  increased compensation with regard to unrealized appreciation as well as realized gains in the client's account;

                           c. the periods that will be used to measure
                  investment performance throughout the contract and their significance in the computation of the fee;

                           d. the nature of any index that will be used as a
                  comparative measure of investment performance under the contract, the significance of the index, and the reason the Company believes the index is appropriate; and

                           e. if the Company's compensation is based in part on
                  the unrealized appreciation of illiquid securities, how the securities will be valued and the extent to which the valuation will be determined independently.

                  4. The Company reasonably believes, immediately prior to entering into the contract:

                           a.      that the contract represents an
                  "arm's-length" arrangement between the Company and the client; and

                           b. that the client, alone or together with the client's "independent agent," understands the proposed method of compensation and its risks.

         After August 20, 1998 the Company may enter into a performance fee contract with a client so long as the client is a "qualified client". After August 20, 1998 there will no longer be any requirements with respect to the computation of the fee or disclosures to clients. A client is a "qualified client" if it meets any of the following criteria:

                  1. the client, after entering into the contract, has at least $750,000 under the Company's management;

                  2. the Company reasonably believes, immediately prior to entering into the contract, that the client has a net worth (which, in the case of a natural person, may include assets held jointly by the client with his or her spouse) in excess of $1,500,000;

                  3. the client is a "qualified purchaser" as defined under Section 2(a)(51)(A) of the Investment Company Act of 1940;

                  4. the client is an executive officer, director, trustee, general partner, or person serving in a similar capacity, of the Company; or

                  5. the client is an employee of the Company (other than an employee performing solely clerical, secretarial or administrative functions) who, in connection with his or her regular functions or duties, participates in the Company's investment activities, provided that such employee has been performing such functions or duties for or on behalf of the Company, or substantially similar functions or duties for or on behalf of the Company for at least 12 months.

         Rule 205-3 imposes certain additional requirements on the Company if it desires to enter into a performance fee contract with a client that is a "private investment company." In general, under Rule 205-3, the Company may enter into a performance fee arrangement contemplated by Rule 205-3 with a private investment company only if each of the company's equity owners meets the $500,000 ($750,000 after 8/20/98) under management test or the $1,000,000
($1,500,000 after 8/20/98) net worth test described above. Thus, for example, if an adviser seeks to charge a performance fee to a private investment company that is organized as a partnership, each limited partner would need to meet the $500,000 or $1,000,000 test.

                  Compliance Procedure Regarding Performance Fees.

All performance fee arrangements shall be approved in advance by the Compliance Officer.

         Dual Fees.
         ----------

                  In General.

Where an adviser with individual discretionary clients determines to invest a portion of a client's assets in a mutual fund or private investment company for which it (or an affiliate) also acts as adviser, the SEC has expressed concerns about the appropriateness of the adviser possibly receiving a "dual fee" (i.e.,, an individual advisory fee from the discretionary account as well as the mutual fund advisory fee which is based on the client's assets invested in the fund). The SEC requires that advisers disclose this dual fee arrangement to clients, and in certain circumstances, requires the adviser to set off the mutual fund fee against the individual advisory fee.

                  Compliance Procedure Regarding Dual Fees.

The Company's current policy is to provide advisory services exclusively through Affiliated Funds, and there are no dual fee arrangements.

RENDERING OF ADVISORY SERVICES

         Disclosure on Form ADV of Persons Rendering Advisory Services.

                  Generally.

         To become a registered investment adviser, the Company was required to file a Uniform Application for Investment Adviser Registration on Form ADV ("Form ADV") with the SEC. The Form requires the Company to disclose the name of and to file a Schedule D for each individual who is member of the Company's investment committee or if the Company has no investment committee, for each person who determines general investment advice to be given to clients (if more than five, then Schedule Ds need be completed only for supervisors). The Company has no investment committee so presently all employees who determine general investment advice to be given have completed Schedule Ds.

         In addition, a Schedule D is required to be completed for any employee who is subject to the investment adviser representative provisions of any state. Although the Company is not subject to the investment adviser registration provisions of any state of the United States, some states require certain investment advisory employees with a place of business in the state to provide a notice filing. At the present time, all of the Company's employees only have a place of business in New York and New York does not require such a notice filing. The Compliance Officer will review any changes in New York law or any change in the business locale of any employee to determine if any such notice filings are necessary.

                  Compliance Procedures.

The Company is required to update its Form ADV whenever any of the information contained therein becomes inaccurate. Form ADV is prepared by the Compliance Officer. The Compliance Officer will distribute a copy of the Form ADV on an annual basis to each employee for whom a Schedule D has been completed. All such employees are required to review the data included in their Schedule D and promptly inform the Compliance Officer in writing of any updates or changes in information. In addition, the Compliance Officer will ensure that any new employees who determine general investment advice complete a Schedule D.

         Affiliated Brokers; Cross Trading & Principal Transactions.

                  Affiliated Brokers.

                           Under the Advisers Act.

         Section 206(3) of the Advisers Act makes it unlawful for the Company to act as a principal on the other side of a transaction with a client, without first disclosing in writing to the client the fact that the Company will be acting as principal on the other side of the transaction, and obtaining the consent of the client to the transaction. Any transaction entered into by an investment adviser on behalf of an investment advisory client in which a broker-dealer affiliated with the investment adviser acts as principal is treated under the Advisers Act as if it were a principal transaction between the investment adviser and its client.

         The SEC construes this provision to impose on the Company an absolute obligation in every principal transaction with a client to inform the client of the costs of the security in question to the Company (or, in the case of sales, the proceeds of resale by the Company) and, where more favorable to the client, the contemporaneous market price for the security.

                  "Cross-Trading."

                           Under the Advisers Act.

         Section 206(3) of the Advisers Act also prohibits the Company from undertaking an agency cross transaction, which is one in which the Company, or any person controlling, controlled by, or under common control with, the Company, acts as a broker both for an advisory client and for a person on the other side of the transaction. The effect of Section 206(3) is moderated to some extent by Rule 206(3)-2 under the Advisers Act, which permits the Company to undertake an agency cross transaction on behalf of a client subject to the following conditions:

                                   (i)      the client executes a written
                                            consent prospectively authorizing
                                            the adviser and any of its brokerage
                                            affiliates to effect agency cross
                                            transactions on behalf of the
                                            client;

                                   (ii) the adviser makes written disclosure to the client, prior to the client's execution of the prospective written consent, of the capacity in which the adviser will be acting and the adviser's possible conflicting division of loyalty and responsibility;

                                   (iii)    the adviser sends the client a
                                            written confirmation of each agency
                                            cross transaction undertaken on
                                            behalf of the client.

                  Compliance Procedures.

         In view of the SEC's position, the Company's policy is to prohibit principal transactions. Consequently, neither the Company nor any employee may engage in a principal transaction with one of the Company's clients.

The Company has no association with any broker-dealer, and therefore the regulatory provisions relating to agency cross transactions are not applicable.

         Brokerage and Use of Soft Dollars.

Soft dollars are credits generated from client transactions with brokers or dealers which are made available to provide research or other services or products to investment advisers. Section 28(e) of the Securities Exchange Act of 1934 provides a "safe harbor" that protects the Company against claims of a breach of fiduciary duty in connection with certain brokerage and research services provided by brokers through soft dollar arrangements. Any use of soft dollar credits requires the approval of the Compliance Officer. The Company does not intend to use soft dollar credits generated by its clients to pay for any goods or services. Transactions in derivatives by the Company on behalf of its clients (which initially are planned to constitute all by the Company's trading) will not result in any soft dollar credits that would be available for use by the Company.

Communications with Clients; Prohibited Communications With and About Clients

         The Form ADV Brochure Rule.

         Rule 204-3 under the Advisers Act requires the Company to provide a written disclosure statement to its clients and prospective clients. The disclosure statement must contain certain information, including:

                  In General.

                           the kinds of advisory services the Company provides;

                           the kinds of clients served by the Company;

                           the methods of securities analysis used by the Company;

                           the fees charged by the Company; and

                           description of any general standards concerning
                                   education and business background that the Company requires of its employees and principals, and a description of the specific educational and business background of certain of the Company's principals and employees.

         Under Rule 204-3, the disclosure statement can be either a copy of Part II of the Company's current Form ADV or a separate document containing at least the information required by Part II. The Company's policy is to fulfill its disclosure obligations by providing a copy of Part II to the Company's Form ADV. Delivery by the Company of its Part II does not relieve the Company and its employees from fulfilling its fiduciary duty to clients and making disclosures of all material facts necessary for informed decision-making by clients.

                  Initial Delivery.

         The Company will deliver Part II of its Form ADV to a new client (1) not less than forty-eight hours prior to entering into a written or oral investment advisory contract, or (2) at the time the Company enters into the contract, so long as the client has the right to terminate the contract without penalty within five business days after entering into the contract.

                  Annual Delivery.

         The Company must annually deliver, without charge, or offer in writing to deliver upon written request, a copy of its Part II to Form ADV to each of its advisory clients. In order to satisfy this requirement, the Compliance Officer will send to all advisory clients of the Company, on or about December 31st of each year, a notice offering to provide the Part II upon the client's written request.

                  Books and Records Requirement.

The Company is required to maintain in its main office copies of Part II of its Form ADV as delivered to clients for two years from the date of delivery and three additional years in a easily accessible place.

         Disclosure of Financial Condition and Disciplinary Events.

                  In General.

         The SEC believes that an investment adviser has a duty to make disclosure to clients about material financial conditions and disciplinary history, although no provision of the Advisers Act expressly requires such disclosure. Instead, Rule 206(4)-4 under the Advisers Act prescribes certain minimum disclosures that an adviser must make to clients of financial and disciplinary information relating to it or any management persons.

                  Financial Condition.

The Company is required to disclose to clients all material facts about any financial condition that is reasonably likely to impair its ability to meet its contractual commitments to clients. This disclosure obligation applies only to those Company clients where the Company had discretionary authority over their assets or where the Company has received prepayment of advisory fees of more than $500, six months or more in advance.

                  Disciplinary Events.

The Company is required to disclose all material facts relating to a legal or disciplinary event that is material to a client's evaluation of the Company's integrity or ability to meet its contractual commitments. The following are examples of the types of disciplinary information that the SEC believes are material and that the Company and its employees must disclose:

                           Court Proceedings.

The Company must disclose a criminal or civil action in a court in which the adviser or a management person:

                                    was permanently or temporarily  enjoined
                                            from engaging in any investment
                                            related activity (i.e.,, an activity
                                            relating to securities, commodities,
                                            banking, insurance, or real estate);

                                    was found to have been involved in a
                                            violation of an investment related
                                            statute or regulation; or

                                    was convicted, pleaded guilty or nolo
                                            contender (no contest) to a felony
                                            or misdemeanor or is named the
                                            subject of pending criminal
                                            proceeding and such felony,
                                            misdemeanor or proceeding involved:
                                            an investment related statute or
                                            regulation, fraud, false statements
                                            or omissions; wrongful taking of
                                            property; or bribery, forgery,
                                            counterfeiting, or extortion

                           Federal/State Regulatory Proceedings.

The Company must disclose an administrative proceeding before the SEC, any other federal regulatory agency, or any state agency in which the Company or a management person

                                    Was found to have caused an investment
                                            related business to lose its
                                            authorization to do business;

                                    Was found to have violated an investment
                                            related statute or regulation; or

                                    Was the subject of any agency action
                                            denying, suspending, or revoking
                                            authority to act or associate with
                                            any investment related business or
                                            significantly limiting the adviser's
                                            or management person's investment
                                            related activities

                           SRO Proceedings.

The Company must disclose any proceeding before a Self Regulatory Organization ("SRO") in which the Company or a management person:

                                    Was found to have caused an investment
                                            related business to lose its
                                            authorization to do business;

                                    Was found to have violated the SRO's rules;
                                            or

                                    Was the subject of an SRO action barring,
                                            suspending, or expelling the adviser
                                            or management person from the SRO or
                                            restricting association with other
                                            members.

In addition, the Company must disclose a proceeding before an SRO resulting in a fine in excess of $2,500 or a significant limitation on the Company's or management person's investment related activities.

                  Manner and Timing of Disclosure.

         The Advisers Act does not prescribe a method by which any required disclosures must be made. The Compliance Officer will determine when any required disclosure must be made and the method by which it will be made. The Advisers Act does require, however, that the disclosure be made promptly to existing clients. With respect to prospective clients, the disclosure must be made (1) not less than forty-eight hours prior to entering into a written or oral investment advisory contract, or (2) at the time the Company enters into the contract, so long as the client has the right to terminate the contract without penalty within five business days after entering into the contract.

         An employee must advise the Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is subject to any judgment, order or arrest, or is contacted by any regulatory authority.

         Disclosure of Conflicts of Interest.

                  In General.

         Under Section 206, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts to its clients whenever the failure to do so would defraud any client or prospective client. The Company's duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict, or potential conflict, of interest with a client. The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose to clients all material facts regarding the potential conflict of interest so that the client can make an informed decision whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.

                  Reporting of and Consent for Outside Activities.

         In order to be sure that employees devote their time to their duties at the firm and to ensure that employees do not take on activities that could present conflicts of interest, all outside activities conducted by an employee which either involve (i) a substantial time commitment or (ii) employment, teaching assignments, lectures, publication of articles, or radio or television appearances must be approved beforehand by the Compliance Officer. The Compliance Officer may require full details concerning the outside activity including the number of hours involve and the compensation to be received. Prior to accepting an officership or directorship in any business, charitable organization or non-profit organization, an employee must also obtain approval from the Compliance Officer.

         Prohibited Communications.

                  With Clients.

         It is a violation of an employee's duty of loyalty to the Company for any employee, without the prior written consent of the Compliance Officer, to:

                           give or permit to be given, directly or indirectly,
                                   anything of value, including gratuities or gifts of any kind, in excess of $100 per individual per year to any person, principal, proprietor, employee, agent or representative of another person where such payment or gratuity is in relation to the business of the employer of the recipient of the payment or gratuity;

                           rebate, directly or indirectly, to any person, firm,
                                   corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client Account;

                           accept, directly or indirectly, from any person,
                                   firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client Account.

                           own any stock or have, directly or indirectly, any
                                   financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly owned.

                  About Clients or the Company.

Any information that an employee obtains regarding advice furnished by the Company to its clients, non-public data furnished to the Company by any client or the analyses and other proprietary data or information of the Company is strictly confidential and may not be revealed to third parties. Such information is the property of the Company and disclosure of such information to any third party without the permission of the Compliance Officer or another authorized officer of the Company is grounds for immediate dismissal by the Company.

books and records; reporting obligations

         Rule 204-2.

Rule 204-2 imposes extensive recordkeeping requirements on the Company and the SEC attaches considerable importance to these provisions. Generally speaking, Rule 204-2 requires the Company to maintain two types of records: (i) typical business accounting records and (ii) certain records the SEC believes an adviser should keep in light of the special fiduciary nature of its business.

                  Required Records.

                           Records Relating to the Company

The Company is required to maintain the following records relating to its business:

                                    (i)     a general journal, including cash
                                            receipts and disbursement records,
                                            and any other records of original
                                            entry forming the basis of entries
                                            in any ledger;

                                    (ii)    general and auxiliary ledgers
                                            reflecting asset, liability,
                                            reserve, capital, income and expense
                                            accounts;

                                    (iii)   all check books, bank statements,
                                            cancelled checks and cash
                                            reconciliations;

                                    (iv)    all bills or statements, paid or
                                            unpaid, relating to the Company's
                                            business; and

                                    (v)     all trial balances, financial
                                            statements, and internal audit
                                            working papers relating to the
                                            Company's business.

                           Records Relating to the Company's Clients

The Company is required to maintain the following records relating to its clients:

                                    each order given by the Company for the
                                            purchase or sale of any security;

                                    any instruction  received by the Company
                                            from a client concerning the
                                            purchase, sale, receipt or delivery
                                            of a particular security;

                                    any modification or cancellation of any
                                            client order or instruction;/1/

____________________
/1/      The memoranda must show the terms and conditions of the order, instruction, modification or cancellation; must identify the person connected with the Company who recommended the transaction to the client and the person who placed the order; and must show the account over which the order was entered, the date of entry and the originals of all written communications
                                            received and copies of all written
                                            communications sent by the Company
                                            relating to:

                                            any recommendation made or proposed
                                                     to be made and any advice
                                                     given or proposed to be
                                                     given;

                                            any receipt, disbursement or
                                                     delivery of funds or
                                                     securities; or

                                            the placing or execution of any
                                                     order to purchase or sell
                                                     any security.

                                    a list of all accounts over which the
                                            Company has discretionary power;

                                    all powers of attorney and other evidence of
                                            the granting of discretionary
                                            authority by any client to the
                                            Company;

                                    all written agreements entered into by the
                                            Company with any client or otherwise
                                            relating to the Company's investment
                                            advisory business;

                                    copies of publications and recommendations
                                            distributed by the Company to ten or
                                            more persons and, if not disclosed
                                            in the publications, a record
                                            indicating the basis and reasons for
                                            making the recommendations;

                                    a record of every transaction in a security
                                            (other than direct obligations of
                                            the United States) in which the
                                            Company, or any "advisory
                                            representative" (as defined in Rule
                                            204-2(a)(12)(A)) of the investment
                                            adviser, has, or by reason of the
                                            transaction acquires, any direct or
                                            indirect beneficial ownership/2/

________________________________________________________________________________

executing bank, broker or dealer. Orders entered pursuant to the exercise of discretionary power must be so designated.

/2/      A transaction must be reported not later than ten days after the end of the calendar quarter in which the transaction was effected. The report must state the title and amount of the security involved, the date and nature of the transaction, the price at which it was effected, and the name of the bank, broker or dealer with or through which the transaction was effected. Transactions effected in any account over which neither the Company nor an advisory representative has any direct or indirect influence or control are excepted from this record requirement.

         "Advisory representative" includes (i) any officer of the Company, (ii) any employee of the Company who makes, participates in making, or whose activities relate to making any recommendation, (iii) any employee who in the course of his or her duties obtains any information about securities recommendations prior to their effective dissemination and (iv) any control person, affiliate of a control person, or affiliate of an affiliate of a control person of the Company who obtains information concerning securities recommendations being made by the Company prior to the effective dissemination of such recommendations or of the information concerning such recommendations.

                                    copies of certain disclosure documents given
                                            to advisory clients and written
                                            acknowledgments for the documents;
                                            and

                                    copies of supporting documents necessary to
                                            form the basis for or demonstrate
                                            the calculation of performance
                                            information in advertisements or
                                            other communications distributed by
                                            the Company to ten or more persons.

                           Other Required Records

There are additional recordkeeping requirements for advisers that (i) have custody of client funds or securities or (ii) provide investment supervisory or management services to clients. Since the Company does not have such custody or provide such services, it is not required to comply with these provisions. All employees therefore should take care not to accept any funds or securities from clients.

                  Period and Place of Retention of Records.

         All books and records required under Rule 204-2 must be maintained in an easily accessible place for at least five years from the end of the Company's fiscal year during which the last entry was made; the first two years the accessible place must be in an appropriate office of the Company, even if the Company's investment advisory business is discontinued during that period. Required records may be maintained and preserved on film, on magnetic disk, tape or other computer storage medium, so long as the Company:

                           arranges the records and indexes the films or
                                   computer storage medium so as to permit
                                   immediate location of any particular record;

                           is ready at all times to provide promptly any
                                   facsimile enlargement of film or computer printout or copy of the computer storage medium;

                           stores separately from the original one other copy of
                                   the film or computer storage medium for the required time;

                           maintains procedures for maintenance and preservation
                                   of, and access to, records stored on computer storage medium so as to reasonably safeguard the records from loss, alteration, or destruction; and

All books and records required to be maintained by a registered adviser are subject to reasonable periodic or special examinations by representatives of the SEC as the SEC deems necessary or appropriate. The SEC's right to inspect books and records contemplates that these books and records will be available for inspection.

INDEX OF DEFINITIONS

                                                                           Page
                                                                           ----
Advertisement ..........................................................   III-1
Advisers Act ...........................................................     I-1
Agency cross transaction ...............................................    VI-2
Block transaction ......................................................    II-4
Client Accounts ........................................................    II-2
Company ................................................................     I-1
Dual fee ...............................................................     V-4
Form ADV ...............................................................    VI-1
Incentive fee ..........................................................     V-2
Inter-market front running .............................................    II-4
Performance fee ........................................................     V-2
Qualified client .......................................................     V-4
Restricted securities ..................................................    II-3
SEC ....................................................................     I-1
SRO ....................................................................   VII-3

                       EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

         The undersigned employee (the "Employee") of AQR Capital Management, LLC (the "Company") acknowledges having received and read a copy of the Company's Compliance Manual (the "Manual"). The Employee understands that observance of the policies and procedures contained in the Manual is a material condition of the Employee's employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Company.

         By the signature below, the Employee pledges to abide by the policies and procedures contained in the Manual and affirms that the Employee has not previously violated such policies or procedures and has reported all securities and commodities accounts and transactions for his personal account in the most recent calendar year as required by the Manual.



_____________________
Date



___________________________________
Employee Name



___________________________________
Employee Signature

                                       I